Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 21, 2025, with respect to the consolidated financial statements of HZJL Cayman Limited, as of and for the years ended June 30, 2024 and 2023 in this Registration Statement on Form F-4 and the related Prospectus of HZJL Cayman Limited filed with the Securities and Exchange Commission.

/s/Enrome LLP

Singapore
August 13, 2025

Enrome LLP	143 Cecil Street #19-03/04 GB Building, Singapore 069542	admin@enrome-group.com www.enrome-group.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 21, 2025, with respect to the consolidated financial statements of Xpand Boom Technology Inc.as of and for the period from January 7, 2025 (inception) through February 28, 2025 in this Registration Statement on Form F-4 and the related Prospectus of Xpand Boom Technology Inc. filed with the Securities and Exchange Commission.

/s/Enrome LLP

Singapore
August 13, 2025

Enrome LLP	143 Cecil Street #19-03/04 GB Building, Singapore 069542	admin@enrome-group.com www.enrome-group.com